                                  Exhibit 7(c)


STATE OF NORTH CAROLINA
COUNTY OF WAKE
                                                     IRREVOCABLE TRUST AGREEMENT
                  THIS IRREVOCABLE TRUST AGREEMENT, made and entered into this the 26th day of April, 1979, by and between LEWIS R. HOLDING of Wake County, North Carolina (hereinafter referred to as "Grantor"), party of the first part; and FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina banking corporation, CAROLYN S. HOLDING, of Wake County, North Carolina (hereinafter individually referred to as "Corporate Trustee" and "Individual Trustee", respectively, and collectively referred to as "Trustees"), parties of the second part;
                              W I T N E S S E T H :
                                    ARTICLE I
                                     CORPUS
                  Section 1. Trust Property. The Grantor hereby irrevocably transfers, delivers and conveys to the Trustees all the property described on "Exhibit A" attached hereto and specifically incorporated herein by reference, the receipt of which is hereby acknowledged by the Trustees. The Trustees accept such transfer and agree to hold and administer the aforesaid property in trust for the uses and purposes and upon the express terms and conditions and with the powers and limitations hereinafter set forth.
                  Section 2. Additions to Corpus. Additional property from time to time may be transferred by the Grantor or by any other person or persons to the Trustees, and such property thereupon shall become a part of the trust estate and shall be held, managed, invested, reinvested, and disposed of on the same terms and conditions as the property originally transferred.
                                   ARTICLE II
                             DISPOSITIVE PROVISIONS
                  Section 1. General Provisions. The Trustees shall hold, manage, invest and reinvest, and control the trust property, and shall collect the income thereof, and after deducting all necessary expenses incident to the management and administration of the trust property, shall disburse the net income and corpus for the benefit of CARMEN PRICE HOLDING (hereinafter referred to as "Primary Beneficiary") and said Primary Beneficiary's blood issue, as hereinafter provided.
                  Section 2. Distribution During Primary Beneficiary's Life. The Trustees shall hold and distribute the net income and corpus during Primary Beneficiary's life upon the following terms and conditions:
                  a. Income. The Trustees shall pay or apply the net income, at least annually, or more frequently as may be determined by the Trustees, to or for the benefit of Primary Beneficiary.
                  b. Corpus. The Trustees may, in their discretion, pay or apply to or for the benefit of Primary Beneficiary such additional amounts from corpus, in such manner and at such intervals and in such amounts as the Trustees in their discretion from time to time shall deem requisite or desirable; provided, however, in the case of each payment of corpus, the Trustees shall first determine that such payment or application of corpus is reasonably necessary to promote Primary Beneficiary's education, support, maintenance, or health; or is reasonably necessary for the reasonable support and comfort of Primary Beneficiary; or is reasonably necessary to enable Primary Beneficiary to maintain her accustomed standard of living; or is reasonably necessary to meet an emergency. In making such determination under this subsection 2b, the Trustees shall take into consideration any other income (other than capital gains), or property known to the Trustees which Primary Beneficiary may have or enjoy from sources other than this trust estate.
                  Section 3. Distribution After Primary Beneficiary's Death. Upon the death of Primary Beneficiary, the corpus of this trust, as it shall then exist, and all undistributed income shall be held and distributed to or for the benefit of Primary


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Beneficiary's blood issue, from time to time living, subject to the following terms and conditions:
                  a. Income. The Trustees shall pay or apply the net income, at least annually, to or for the benefit of Primary Beneficiary's blood issue, from time to time living, in such manner and at such intervals and in such amounts, not necessarily in equal shares or amounts, as the Trustees in their discretion from time to time shall deem requisite or desirable to promote the education, support, maintenance, or health of such beneficiary; or for the reasonable support and comfort of such beneficiary; or to enable such beneficiary to maintain his accustomed standard of living; or to meet an emergency. Any portion of the net income not distributed pursuant to the preceding sentence shall be paid at least annually, to or for the benefit of Primary Beneficiary's blood issue, from time to time living, in equal shares. Any such disbursements from income to such blood issue shall not be charged against any individual share subsequently distributed to any beneficiary.
                  b. Corpus. The Trustees may, in their discretion, pay or apply to or for the benefit of any of Primary Beneficiary's blood issue, from time to time living, such additional amounts from corpus, in such manner and at such intervals and in such amounts, not necessarily in equal shares or amounts, as the Trustees in their discretion from time to time shall deem requisite or desirable. Provided, however, in the case of each payment or application of corpus, the Trustees shall first determine that such payment or application of corpus is reasonably necessary to promote the education, support, maintenance or health of such beneficiary; or is reasonably necessary for the reasonable support and comfort of such beneficiary; or is reasonably necessary to enable such beneficiary to maintain his accustomed



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         standard of living; or is reasonably necessary to meet an emergency. In making such determination under this subsection 3b, the Trustees shall take into consideration any other income (other than capital gains), or property known to the Trustees which such beneficiary may have or enjoy from sources other than this trust estate. Any such disbursements from corpus shall not be charged against any individual share subsequently distributed to any beneficiary.
                  Section 4. Termination and Distribution. This trust shall terminate upon (1) the death of Primary Beneficiary with no surviving blood issue or (2) the death of all surviving blood issue of Primary Beneficiary after the death of Primary Beneficiary whether born before or after the death of Primary Beneficiary, or (3) the expiration of the term of eighteen (18) years from the death of Primary Beneficiary, whichever of said three events shall first occur.
                  Upon termination of this trust, the Trustees shall transfer and deliver the corpus and all undistributed income then constituting the trust estate, discharged of this trust, as follows:
                  a. If any blood issue of Primary Beneficiary shall be living at the time of said termination, then in equal shares to such of Primary Beneficiary's natural children as shall then be living and to the blood issue per stirpes of such of Primary Beneficiary's natural children as shall be dead with blood issue then living--such blood issue representing its parent.
                  b. If no blood issue of Primary Beneficiary shall be living at the time of said termination, then to CAROLINE ROYALL HOLDING, the child of Grantor, if she shall then be living, or to her blood issue per stirpes if she shall be dead with blood issue then living;
         provided, however, in the event that certain Irrevocable Trust
         Agreement executed by Grantor of even date herewith for the primary benefit of said CAROLINE



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         ROYALL HOLDING and her blood issue (said trust being hereinafter referred to as "Lewis R. Holding - Caroline Royall Holding Trust") shall still be in existence at the time of said termination, then any share otherwise payable to said CAROLINE ROYALL HOLDING or her blood issue per stirpes pursuant to the provisions of this Section 4 shall not be so paid but shall instead be transferred and delivered to the Trustees of the said Lewis R. Holding - Caroline Royall Holding Trust created for the primary benefit of said child and her blood issue. The corpus and income so transferred shall be added to the corpus of said Lewis R. Holding - Caroline Royall Holding Trust as an integral part thereof to be held, administered, and distributed in accordance with all of the terms, conditions, and limitations set forth in said Lewis
         R. Holding - Caroline Royall Holding Trust.
                  c. If no blood issue of Primary Beneficiary shall be living at the time of said termination, and if neither CAROLINE ROYALL HOLDING nor any of her blood issue shall be living at the time of said termination, and if the Lewis R. Holding - Caroline Royall Holding Trust shall not be in existence at the time of said termination, then the Trustees shall transfer and deliver the trust estate, as it shall then exist, discharged of this trust, to FRANK B. HOLDING or his successor as Trustee for the children of the Grantor's brother, FRANK
         B. HOLDING, (namely: FRANK BROWN HOLDING, JR., HOPE LEE HOLDING, OLIVIA BRITTON HOLDING, CLAIRE CHAMBLEE HOLDING, and ELIZABETH CARSON HOLDING), and their blood issue. The assets so delivered shall be divided by said Trustee into such number of equal shares as shall provide one (1) share for each of said children then living and one (1) share for the blood issue, per stirpes, of each of said children who is then deceased, and the shares so established shall be held and administered by said Trustee as follows:
                           (1) Share for Child of FRANK B. HOLDING. The equal
                  share established for each child of FRANK B. HOLDING



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                  shall be held in a separate trust for the benefit of such
                  child and the net income of such trust and all or any part of the principal thereof shall be paid to or applied for the benefit of such child in such manner and at such intervals and in such amounts as the Trustee shall from time to time deem requisite or desirable to promote the education, support, maintenance, or health of such child; or to enable such child to maintain his or her accustomed standard of living; or to meet an emergency. Any portion of the net income not distributed shall annually be added to principal and become a part thereof. Upon the death of such child, the separate trust estate of such child, as it then exists, shall vest in and shall be distributed and conveyed to the blood issue of such child per stirpes, or, if such child shall be survived by no blood issue, shall be apportioned equally to the other shares established as aforesaid for the children of said FRANK B. HOLDING or their blood issue and shall be administered and disposed of as part of and/or as provided herein with respect to such shares, provided, however, that all such distributions shall be subject to the provisions hereinafter set forth in
                  Section 7 of Article II with respect to property that vests in and is distributable to persons who are under twenty-one (21) years of age.

                           (2) Share for Blood Issue of Child of FRANK B.
                  HOLDING. The share established for the blood issue of each deceased child of FRANK B. HOLDING shall vest in and shall be distributed and conveyed to such blood issue per stirpes subject, however, to the provisions hereinafter set forth in
                  Section 7 of Article II with respect to property that vests in and is distributable to persons who are under twenty-one (21) years of age.

                  d. If there is no person qualified to take under any of the preceding provisions of this Section of this Article, then



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         the Trustees shall distribute the aforesaid corpus and undistributed income to the then living heirs of Primary Beneficiary, as "heirs" are determined by the North Carolina Intestate Succession Act then in effect, and this trust shall terminate. It is Grantor's intention that the identity of such heirs and the respective shares to be distributed to them, are to be determined by the provisions of the North Carolina Intestate Succession Act then in force as if Primary Beneficiary died at the time of the event causing termination of this trust.
                  Section 5. Payment to Minors. During the minority or legal disability of any beneficiary to or for whom income or corpus is authorized or directed to be paid hereunder, the Trustees may pay, transfer or assign the same in any one or more of the following ways as well as any other permissible method:
                  a.  Directly to such beneficiary; or,
                  b. To the guardian of the person or of the property of such beneficiary upon the agreement of such guardian to apply or expend such income or corpus solely for the education, support, maintenance, or health of the beneficiary; or for his reasonable support and comfort; or to enable him to maintain his accustomed standard of living; or to meet an emergency; or,
                  c. To a relative of such beneficiary upon the agreement of such relative to expend or apply such income or corpus solely for the education, support, maintenance, or health of the beneficiary; or for his reasonable support and comfort; or to enable him to maintain his accustomed standard of living; or to meet an emergency; or,
                  d. By expending such income or corpus directly for the education, support, maintenance, or health of the beneficiary; or for his reasonable support and comfort; or to enable him to maintain his accustomed standard of living; or to meet an emergency.



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                  The Trustees shall be protected and relieved of all liability hereunder in relying upon the written statement of a doctor of medicine in determining whether a beneficiary is under any legal disability.
                  Section 6. Perpetuities. Anything herein contained to the contrary notwithstanding, no trust (other than a trust of a vested interest) created hereunder shall continue more than twenty-one (21) years after the death of the last to die of the Grantor and Primary Beneficiary; and upon the expiration of such period all trusts shall terminate and the assets thereof shall be delivered and conveyed to the then living income beneficiaries pursuant to the provisions of this Article.
                  Section 7. Payment to Persons under Age Twenty-One (21). Notwithstanding anything herein contained to the contrary, whenever pursuant to the provisions of this agreement all or any part of the corpus of a trust shall vest in absolute ownership in and shall be distributable to a person under the age of twenty-one (21), the Trustees are authorized and empowered in their uncontrolled discretion, to hold the property so vested in such person, or any part thereof, in a separate fund for the benefit of such person, notwithstanding that such property may consist of investments not authorized by law for trust funds, and to invest and reinvest the same, collect the income therefrom and, until such person attains age twenty-one (21), to apply so much of the corpus and so much of the net income thereof to the support, education, and maintenance of such person as the Trustees shall see fit, and to accumulate, invest, and reinvest the balance of the income until such person shall attain age twenty-one
(21), and thereupon to pay over the corpus, together with any accumulated and undistributed income, to such person, and if such person shall die before attaining age twenty-one (21), the corpus, together with any accumulated and undistributed income, shall be paid over to the estate of such person. The authority conferred upon the Trustees by this Section shall be construed as a power only, and shall not operate to suspend the absolute ownership of such property by such person or



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to prevent the absolute vesting thereof in such person. With respect to the administration of any such property which shall vest in absolute ownership in such person, and which shall be held by the Trustees as authorized in this Section, the Trustees shall have all the powers vested in them under the provisions of this trust.

                                   ARTICLE III
                               POWERS OF TRUSTEES
                  Section 1. General Powers. Under and pursuant to the authority granted by North Carolina General Statute Section 32-26, the Grantor hereby grants to the Trustees all the powers set forth in North Carolina General Statute Section 32-27 and these powers are hereby incorporated by reference and made a part of this agreement, and such Powers are intended to be in addition to, and not in substitution of, all other powers conferred by law; and provided further that the reference in Section 32-27(29) to the Uniform Principal and Income Act contained in Chapter 37 shall be deemed a reference to the Principal and Income Act of 1973 contained in that Chapter. Such powers shall be subject to the limitations and restrictions stated in North Carolina General Statute
Section 32-26(b) and elsewhere in this agreement and shall be exercised in a fiduciary capacity, primarily in the interest of the beneficiaries. Trustees are expressly authorized to retain any property which Trustees receive originally or hereafter, real or personal, tangible or intangible, including shares of stock in First-Citizens Bank & Trust Company, even though such retention would not be appropriate apart from this provision and even though such property may not be income-producing or may be a wasting asset. Trustees are hereby relieved from any and all liability for any loss or depreciation arising out of such retention. Trustees are also hereby relieved from any and all liabilities and restrictions which would otherwise be imposed upon them by Article 5 entitled "Uniform Trust Act" of Chapter 36 of the General Statutes of North Carolina. Trustees are expressly given the power, subject to the limitations set forth in this agreement (including, but not limited to, the restrictions hereinafter set



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forth in Article VII), to purchase, hold, and vote shares of stock, bonds or other securities of First-Citizens Bank & Trust Company, or the stock, bonds or other securities of any affiliate of First-Citizens Bank & Trust Company.
                  Section 2. Separate Duties of Corporate and Individual Trustees. The powers, duties, and authorities of the Trustees shall be exercised jointly; provided, however, unless Individual Trustee gives Corporate Trustee written notice to the contrary, the following powers and duties, except as otherwise provided in this trust agreement, may be exercised by corporate Trustee alone:
                  a.       To keep the books and records of the trust;
                  b.       To open bank accounts and draw checks thereon;
                  c.       To employ attorneys and accountants;
                  d. To list property for taxation and prepare and file federal, state, municipal and county tax returns;
                  e. To collect claims and debts due the trust and give receipts therefor;
                  f.       To pay claims against and debts of the trust;
                  g. To compromise claims in favor of or against the trust;
                  h.       To have custody of property of the trust.
                  Except as otherwise provided, Individual Trustee may similarly delegate any other power, duty or authority to Corporate Trustee by written agreement signed by all Trustees and filed with the trust records provided said delegation causes no tax liability to the trust or anyone interested in the trust. Any such delegation or delegations shall remain effective for the time therein specified or until earlier revocation by Individual Trustee by a written notice delivered to Corporate Trustee and filed with the records of the trust.
                  Section 3. Power to Minimize Taxes. The Trustees may upon permission from a majority of the then current income beneficiaries surrender, disclaim, release, relinquish or amend, either in whole or in part, or reduce in scope any administrative provision of the trust which causes unanticipated tax liability, or


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conform the administrative provisions of the trust to the requirements of the taxing authorities. The Trustees, therefore, are expressly authorized to enter into any and all agreements with the Internal Revenue Service or any other governmental body or official or from time to time execute any declaration of policy or disclaimers restricting the discretion given them as, determined in the discretion of the Trustees, will tend to minimize the taxes engendered by the trust.
                  Section 4. Limitations on Trustees' Powers. Notwithstanding anything herein to the contrary, no power of the Trustees enumerated herein or now or hereafter conferred upon trustees generally shall be construed to enable the Grantor, or Trustees or either of them, or both of them together, or any other person to purchase, exchange, or otherwise deal with or dispose of all or any part of the corpus or income of the trust for less than an adequate consideration in money or monies worth, or to the extent prohibited by Section 675 of the Internal Revenue Code of 1954, as amended, to enable the Grantor to borrow all or any part of the corpus or income of the trust, directly or indirectly, without adequate interest or security, or to allow the Grantor directly or indirectly to borrow either corpus or income from the trust and not completely repay such loan, including any interest, before the beginning of the taxable year. No part of the corpus or income of the trust property shall be used for or applied to the payment of premiums upon policies of insurance on the life of the Grantor. Trustees shall neither have nor exercise the power to vote or direct the voting of any shares or other securities of the trust except as expressly directed in a signed, written authorization by a majority of the then current income beneficiaries; nor shall the Trustees have or exercise the power to purchase or sell any trust assets, including stock or securities, without written and signed authorization from a majority of the then current income beneficiaries. A majority of the then current income beneficiaries shall have the power to cause trust assets (including stock, securities, real estate, or any other type of


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property) to be sold or purchased (for either cash or on credit and, if necessary, to use borrowed funds), by so indicating their intention in a signed, written request delivered to the Trustees; provided, however, that the said power of the beneficiaries to cause assets to be sold or purchased shall be subject to the express approval of the Individual Trustee. For purposes of this Section, the signed written authorization, direction or request of a minor beneficiary shall be of equal force and effect as if said beneficiary had attained the age of majority. The Trustees shall be relieved from any and all liability for any loss or decrease in value in the trust estate that may result from following such written directions of a majority of said income beneficiaries.
                                   ARTICLE IV
                            ADMINISTRATIVE PROVISIONS
                  Section 1. Records and Accounting. The Corporate Trustee shall maintain adequate books and records reflecting all income and corpus transactions, which books and records shall be open at all reasonable times to the inspection of the then current income beneficiaries or the guardian or person having custody of any minor or incompetent beneficiary. The Corporate Trustee shall furnish at least annual statements of all receipts, disbursements and transactions to the Grantor during his lifetime, to each adult beneficiary, and to the guardian or person having custody of any minor or incompetent beneficiary.
                  Section 2. Bond. No Trustee shall be required to furnish any bond or surety for the performance of duties as trustee hereunder.
                  Section 3. Compensation. Individual Trustee shall receive no compensation for her services hereunder but shall be entitled to reimbursements or advancements for all expenses incurred in performing the duties of trustee hereunder. Corporate Trustee, as compensation for its services as trustee hereunder, shall receive the commissions stipulated in its regularly adopted schedule of compensation in effect and applicable at the time of performance of such services.



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                                    ARTICLE V
                               SUCCESSOR TRUSTEES
                  Section 1. Resignation and Removal of Trustees. A trustee may resign at any time by giving thirty (30) days' notice of such resignation to Grantor, if living, and if not, to the then current income beneficiaries or their guardians; provided, however, the Corporate Trustee shall not resign until a successor trustee is appointed. Any successor trustee shall qualify under the provisions set forth below in Section 3 of this Article. Grantor, during his lifetime, and a majority of the then current income beneficiaries thereafter, shall have the right to remove any trustee with or without cause by giving thirty (30) days' notice of such removal to such trustee.
                  Section 2. Successor Trustee. The Grantor, during his lifetime, and thereafter a majority of the then current income beneficiaries, shall have the right to appoint a qualified successor trustee in the event of the death, disability, resignation or removal of an acting trustee or in the event any person named herein as Trustee (including FRANK B. HOLDING who is named in Section 4 of Article II) is unable or fails for any reason to serve as Trustee. Each successor trustee shall be appointed by a written instrument filed with the records of the trust. If the Individual Trustee dies, resigns, is removed, or becomes disabled and no successor is so appointed, the Corporate Trustee may serve alone.
                  Section 3. Qualifications. A successor trustee may be (a) an individual, or (b) a trust company or bank qualified to act as such in North Carolina, and having combined capital and surplus of not less than Ten Million Dollars ($10,000,000.00). Neither the Grantor nor any beneficiary shall act as trustee and no more than one-half (1/2) of the trustees shall be a "related or subordinate party," as defined by Section 672(c) of the Internal Revenue Code of 1954, as amended (or other similar statute then in force).
                  Section 4. Powers of Successor Trustee. A successor trustee shall be vested with the same rights, powers and privileges

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of a predecessor trustee. A successor trustee shall have no responsibility or accountability for the act of a predecessor trustee.
                                   ARTICLE VI
                              SPENDTHRIFT PROVISION
                  To the extent permitted by law, the interests of the beneficiaries shall not be subject to assignment, alienation, pledge, attachment, or claims of creditors, and shall not otherwise be voluntarily or involuntarily alienated or encumbered by any such beneficiary.
                                   ARTICLE VII
                       VOTING OF STOCK HELD FOR BENEFIT OF
                   CHILDREN OF FRANK B. HOLDING OR THEIR ISSUE
                  If at any time there shall be any shares of First-Citizens Bank & Trust Company or any affiliate thereof or successor thereto held as a part of the trust established for the benefit of the children of Grantor's brother, FRANK B. HOLDING, or their blood issue, pursuant to the provisions of
Article II, Section 4, such shares shall be voted by the Trustee as directed by a majority of FRANK BROWN HOLDING, JR., HOPE LEE HOLDING, OLIVIA BRITTON HOLDING, CLAIRE CHAMBLEE HOLDING, and ELIZABETH CARSON HOLDING, or the survivors of them.
                                  ARTICLE VIII
                                 IRREVOCABILITY
                  This agreement and the trust hereby created shall be irrevocable, and the Grantor hereby expressly acknowledges that he shall have no right or power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke or terminate the trust, or any of the terms of this agreement, in whole or in part, or to designate the persons who shall possess or enjoy the trust property or income therefrom. By this instrument, the Grantor intends to and does hereby relinquish absolutely and forever, all possession or enjoyment of, all right to the income from the trust property, whether directly or indirectly or constructively, and every interest of any nature in the trust property.
                                   ARTICLE IX
                                   DEFINITIONS

                  Section 1. Trustees. "Trustees" shall include the trustees herein appointed (including, whenever the context so requires, FRANK B. HOLDING) and any successor Trustees.
                  Section 2. Death. The death of any person shall be evidenced by presentation of a certified copy of such person's death certificate to the Trustees.
                  Section 3. Blood Issue. The term "blood issue as used in this instrument, means natural lineal descendants in any degree of an indicated person and does not include adopted children, stepchildren, or foster children and their issue.
                  Section 4. Interpretation. Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.
                  Section 5. Child. The term "child" or "children" as used in this instrument, shall include only blood descendants in the first degree of the ancestor to whom the term refers; adopted children, stepchildren, and foster children are excluded.
                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS
                  Section 1. Governing Law. Notwithstanding that the Grantor or the beneficiaries may now or at any future time be domiciled elsewhere than in the State of North Carolina, this agreement shall be regarded for all purposes as a North Carolina document; the validity and construction hereof shall be determined and governed in all respects by the laws of the State of North Carolina; and the trust, powers and provisions herein contained shall be administered, exercised, and carried into effect according to the laws of the State of North Carolina.

                  Section 2. Unborn Person. A person en ventre sa mere shall be considered as in being, provided said person is subsequently born alive.
                  Section 3. Good Faith Disbursements. Until and unless Trustees receive actual notice of any event upon which right to payment from this trust may depend, Trustees shall incur no liability to persons whose interests may have been affected by such event for disbursements made in good faith.
                  Section 4. Invalid Provision. If any provision of this agreement shall be invalid or unenforceable, the remaining provisions shall continue to be fully effective.
                  Section 5. Notices. Whenever any notice, demand, request or other communication is given or required to be given upon the Trustees, Grantor or beneficiaries under this agreement, each such notice, demand, request or other communication shall be in writing, and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served by personally delivering such writing or by mailing it by registered or certified mail, return receipt requested, to the person to whom it is directed (unless such notice, demand, request or other communications is waived or accepted by the person entitled thereto).
                  Any such notice, demand, request or other communication shall be deemed to have been given at the time it was duly deposited in any office of the United States Postal Service.
                  Section 6. Paragraph Headings. The paragraph headings are for convenience of reference only and shall not be deemed a part of this agreement.
                  Section 7. Acceptance by Trustees. Trustees acknowledge receipt from the Grantor of the properties described in the attached Exhibit A, and do hereby accept this trust upon the terms set forth in this agreement.
                  IN WITNESS WHEREOF, and in triplicate originals, the Grantor and the Individual Trustee have hereunto set their hands and seals, and the Corporate Trustee has caused this agreement to be signed by one of its Vice Presidents and Trust Officers and attested by its (Assistant) Secretary and its corporate seal to be affixed, all as of this 26th day of April, 1979.

                                       Grantor:


                                       /s/ Lewis R. Holding           (SEAL)
                                       Lewis R. Holding



                                       Individual Trustee:


                                       /s/ Carolyn S. Holding         (SEAL)
                                       Carolyn S. Holding


                                       Corporate Trustee:

ATTEST:                                FIRST-CITIZENS BANK & TRUST COMPANY


/s/ J. Glenn Creech                   By/s/ J. T. Woodward, Jr.
(Assistant) Secretary                   Senior Vice President and
                                        Trust Officer


STATE OF NORTH CAROLINA

COUNTY OF WAKE

                  I, Alice W. Sherron (Penny), a Notary Public in and for said County and State, do hereby certify that LEWIS R. HOLDING personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

                  WITNESS my hand and notarial seal, this 26th day of April, 1979.


                                        /s/ Alice W. Sherron (Penny)
                                                 Notary Public

My Commission Expires:  September 18, 1979

STATE OF NORTH CAROLINA

COUNTY OF WAKE

                  I, Alice W. Sherron (Penny), a Notary Public in and for said County and State, do hereby certify that CAROLYN S. HOLDING personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

                  WITNESS my hand and notarial seal, the 26th day of April, 1979.


                                        /s/ Alice W. Sherron (Penny)
                                                Notary Public

My Commission expires:  September 18, 1979



STATE OF NORTH CAROLINA

COUNTY OF WAKE

                  I, Marie A. Southerland, a Notary public in and for the County and State aforesaid, do hereby certify that on the 26th day of April, 1979, before me personally appeared J. T. WOODWARD, JR., with whom I am personally acquainted, who, being by me first duly sworn, says that he is a Vice president and Trust Officer and that J. GLENN CREECH is (Assistant) Secretary of First-Citizens Bank & Trust Company, the corporation described in and which executed the foregoing instrument; that he knows the common seal of said corporation; that the seal affixed to the foregoing instrument is said common seal; that the name of the corporation was subscribed thereto by the said Vice president and Trust Officer; that the said Vice President and Trust Officer and the (Assistant) Secretary subscribed their names thereto and the said common seal was affixed, all by order of the Board of Directors of said corporation; and that the said instrument is the act and deed of said corporation.

                  WITNESS my hand and notarial seal, this the 26th day of April, 1979.


                                        /s/ Marie A. Southerland
                                               Notary Public

My Commission expires:  December 23, 1983

                     ACCEPTANCE OF FRANK B. HOLDING, TRUSTEE

                  FRANK B. HOLDING hereby accepts appointment as Trustee of the trust established pursuant to the provisions of ARTICLE II, Section 4 of the foregoing Trust Agreement for the benefit of the children and the blood issue of the children of Frank B. Holding and agrees to act and to administer said trust in accordance with its terms and provisions.

                  This 26th day of April, 1979.


                                        /s/ Frank B. Holding           (SEAL)
                                            Frank B. Holding

                                    EXHIBIT A
                                       TO
                                LEWIS R. HOLDING
                           IRREVOCABLE TRUST AGREEMENT
                                       FOR
                              CARMEN PRICE HOLDING







               1,104 shares of the common stock of First-Citizens
                              Bank & Trust Company








                  CAROLYN S. HOLDING and FIRST-CITIZENS BANK & TRUST COMPANY, Trustees, acknowledge receipt of the foregoing property for the purposes set forth in the foregoing Irrevocable Trust Agreement of which this page is specifically made a part.
                  This the 26th day of April, 1979.

                                        /s/ Carolyn S. Holding         (SEAL)
                                            Carolyn S. Holding, Trustee


ATTEST:                                 FIRST-CITIZENS BANK & TRUST COMPANY
                                        Trustee
/s/ J. G. Creech                        By /s/ J. T. Woodward, Jr.

                            Appendix to Exhibit 7(c)



STATE OF NORTH CAROLINA
COUNTY OF WAKE
                                                   NOTICE OF REMOVAL OF TRUSTEE,
                                            APPOINTMENT OF SUCCESSOR TRUSTEE AND
                                  ACCEPTANCE OF APPOINTMENT AS SUCCESSOR TRUSTEE

TO: First-Citizens Bank & Trust Company, Post Office Box 151, Raleigh, North Carolina 27602

RE: Irrevocable Trust Agreement for the Primary Benefit of Carmen Price Holding, dated April 26, 1979 between Lewis R. Holding as Grantor and First-Citizens Bank & Trust Company and Carolyn S. Holding as Trustees.

                  Pursuant to the authority granted under Section 1 of Article V of the above-referenced Trust Agreement, the undersigned LEWIS R. HOLDING, hereby removes FIRST-CITIZENS BANK & TRUST COMPANY as Corporate Trustee, effective thirty (30) days from the date of the delivery of this Notice.
                  Further, pursuant to the authority granted in Section 2 in
Article V thereof, the undersigned LEWIS R. HOLDING hereby appoints GEORGE H. BROADRICK to serve as Successor Co-Trustee in the place and stead of FIRST-CITIZENS BANK & TRUST COMPANY.
                  The undersigned, GEORGE H. BROADRICK, accepts the appointment as Successor Co-Trustee of the above-referenced Trust Agreement, effective upon the effective date of the removal of FIRST-CITIZENS BANK & TRUST COMPANY, and agrees to hold, administer and distribute all of the trust assets in accordance with the terms and provisions of the above-referenced Trust Agreement upon delivery of the Trust assets to me.
         This 30th day of January, 1991.


                                        /s/ Lewis R. Holding              (SEAL)
                                        LEWIS R. HOLDING

                                        /s/ George H. Broadrick           (SEAL)
                                        GEORGE H. BROADRICK

STATE OF NORTH CAROLINA
COUNTY OF WAKE

                  I, Nancy Narron, a Notary Public in and for said County and State, do hereby certify that LEWIS R. HOLDING personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

                  WITNESS my hand and notarial seal, this the 28th day of January, 1991.


                                        /s/ Nancy Narron
                                            Notary Public


My Commission Expires:

January 6, 1992



STATE OF NORTH CAROLINA
COUNTY OF         MECKLENBURG

                  I, Sally B. Honeycutt, a Notary Public in and for said County and State, do hereby certify that GEORGE H. BROADRICK personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

                  WITNESS my hand and notarial seal, this the 30th day of January, 1991.


                                        /s/ Sally B. Honeycutt
                                               Notary Public


My Commission Expires:

February 24, 1993